  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment to the Annual Statement on Form 10-K of our report dated November 21st, 2016 with respect to the audited statements of Emerald Data Inc. for the year ended Aug 31st, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ AJSH & Co, LLP

New Delhi, India

December 2nd, 2016